Exhibit (s)(3)

POWER OF ATTORNEY

The undersigned, being a director of BlackRock Preferred Partners LLC (the "Fund"), does hereby, appoint John M. Perlowski, Jonathan Diorio, Neal J. Andrews, Janey Ahn, Jay M. Fife and Benjamin Archibald, and each of them, her true and lawful attorneys and agents, each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such director a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Fund pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "1933 Act"), and any other filings in connection therewith, and to file the same under the 1933 Act and/or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Fund or the registration or offering of the Fund's limited liability company units, as applicable; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 1st day of March, 2016.

Signature	Title

/s/ Catherine A. Lynch	Director
Catherine A. Lynch

Signature Page to BPP N-2 Power of Attorney